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                                                                   Exhibit 10.05

                      ALLEGHANY CORPORATION RETIREMENT PLAN

                  (As Amended and Restated as of July 1, 2004)

     This document sets forth the Alleghany Corporation Retirement Plan, as amended and restated as of July 1, 2004.

     The Plan, as so amended and restated, is intended to be a plan which is unfunded and is maintained by Alleghany Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees both within the meaning, and for the purposes of, Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

     The rights under the Plan of any person who retired or otherwise terminated employment with Alleghany Corporation before the effective date of a particular amendment shall be determined solely under the terms of the Plan as in effect on the date of such retirement or other termination of employment, without regard to such amendment, except that such person's benefit under the Plan may be paid at such time, and in such form, as may be permitted under the terms of the Plan as in effect on the date as of which the payment of such person's benefit commences.

                                    ARTICLE I
                                   DEFINITIONS

     1.01 "Actuarial Equivalent" means with respect to a benefit, an equivalent amount or amounts computed on the basis of the factors or rates contained in
Exhibit I attached hereto.

     1.02 "Applicable Exclusion Ratio" means the exclusion ratio provided for in
Section 72 of the Code and the Treasury Regulations thereunder which is applicable to the annual retirement benefit payable to a Participant as an annuity for his life at the Participant's Early, Normal or Late Retirement Date, as the case may be.

     1.03 "Average Salary" means, with respect to any Participant, the sum of
(i) the annual average of his Base Compensation for the three consecutive calendar years, in the period of ten calendar years that ends with the calendar year in which he has a Termination of Employment, which results in the highest such average, and (ii) one-half (1/2) of the average of his Incentive Compensation for the five consecutive calendar years, in the period of ten calendar years that ends with the calendar year in which he has Termination of Employment, which results in the highest such average. If the Participant was not employed by the Company for three consecutive calendar years or five consecutive calendar years, as the case may be, then his Average Salary shall be computed by using the annual average of his Base Compensation or one-half of the average of his Incentive Compensation, as applicable, for all full calendar years during which he was so employed, or if none, then for his entire period of such employment.

     1.04 "Base Compensation" means the base salary earned by an Employee for the relevant period (whether or not such compensation is currently payable or deferred) for his services as such, which base salary shall not include (by way of illustration and not limitation)

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any non-cash compensation, annual incentive bonuses, long term incentive bonuses, restricted stock or other extraordinary compensation, payments, allowances or reimbursements.

     An Employee shall be treated as earning Base Compensation, for the period which begins on the date on which he becomes is Totally Disabled, and which ends on the date of his Termination of Employment, in an amount which is equal to his annual rate of base salary immediately prior to the date on which he becomes Totally Disabled. Such amount shall be adjusted on the first day of each Plan Year included in such period to take into account the percentage increase, if any, in the CPIU over the previous Plan Year. The "CPIU" is the U.S. City Average All Items Consumer Price Index for all Urban Consumers, published by the U.S. Department of Labor, Bureau of Labor Statistics, or any successor index designated by the Department of Labor.

     1.05 "Beneficiary" means the person or persons last designated by a Participant to receive benefits under Article VI following the Participant's death. If all the persons so designated are individuals and if there is no such individual living at the death of the Participant, or if no such person has been designated, then the Participant's Beneficiary shall be his estate.

     1.06 "Benefit Accrual Service" means the number of years determined under
Section 4.02. In general, Benefit Accrual Service is used to determine the amount of the annual retirement benefit to which a Participant is entitled pursuant to Article V.

     1.07 "Board" means the Board of Directors of the Company or the Executive Committee thereof.

     1.08 "Code" means the Internal Revenue Code of 1986, as amended.

     1.09 "Company" means Alleghany Corporation excluding any operating divisions of Alleghany Corporation.

     1.10 "Component Members" means (a) the Company; (b) any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and
(e)(3)(C), provided such group includes the Company; (c) any trade or business (whether or not incorporated) which is controlled by, or under common control with, the Company under the regulations promulgated pursuant to Section 210(b) or (c) of ERISA; and (d) any other entity (whether or not incorporated) designated as a Component Member by the Board.

     1.11 "Early Retirement Date" means, with respect to any Participant, the first day of the calendar month coinciding with or next following the latest of
(a) the date on which he incurs a Termination of Employment, (b) the date on which he attains age 55, or (c) the date (not later than his Normal Retirement
Date) elected by him (where such election is made in accordance with the rules in Section 6.09).

     1.12 "Effective Date" means January 1, 1989.


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     1.13 "Employee" means any individual in the employ of the Company.

     1.14 "Employment Commencement Date" means the first day on which an Employee performs an Hour of Service with the Company.

     1.15 "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations thereunder, as from time to time amended and in effect.

     1.16 "Gross-Up Payment" means a distribution pursuant to Article VII in respect of the Income Taxes which may be imposed upon a Participant by reason of an Income Amount.

     1.17 "Hour of Service"

          (a) An "Hour of Service" means each hour for which either:

               (i) An Employee is directly or indirectly paid or entitled to payment by a Component Member for the performance of duties;

               (ii) Back pay, irrespective of mitigation of damages, has been awarded to him or agreed to be paid to him by a Component Member; or

               (iii) Each hour (but not in excess of 501 hours in any continuous period) for which he is directly or indirectly paid or entitled to payment by a Component Member for reasons (such as vacation, sickness or disability) other than the performance of duties.

          (b) Hours of Service shall be credited whether occurring before or after the Effective Date, except that such hours shall not be credited if the employer in question was not a Component Member at the time they would otherwise be counted. Hours of Service shall be determined pursuant to the rules promulgated by the Plan Administrator, and in the absence of any inconsistent rules, shall be determined in accordance with Department of Labor Regulations 2530.200b-2 and -3.

          (c) An Employee who becomes Totally Disabled shall be credited, for the period which begins on the date on which he becomes Totally Disabled, and which ends on the date of his Termination of Employment, with Hours of Service at the rate with which he was being credited with Hours of Service immediately before such period began.

     1.18 "Incentive Compensation" means the amount of the cash bonus payable to an Employee in respect of the relevant period (whether or not such amount is currently paid or deferred) under the Company's Management Incentive Plan (or any plan adopted by the Board in replacement of such plan).

     An Employee shall be treated as earning Incentive Compensation, for the period which begins with the calendar year during which he becomes Totally Disabled, and which ends with


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the calendar year in which his Termination of Employment occurs (the "Disability
Period"), in an amount which is equal to his average annual rate of Incentive Compensation. For this purpose, an Employee's average annual rate of Incentive Compensation shall mean the average of the Employee's Incentive Compensation for
(a) the five consecutive calendar years in the period of the ten calendar years which immediately precedes the start of the Disability Period and which results in the highest such average, or (b) for the calendar years during which he was employed by the Company, if he had not been employed by the Company for at least 5 consecutive calendar years. Such average annual rate of Incentive Compensation shall be adjusted, for each calendar year in the Disability Period, to take into account the percentage increase, if any, in the CPIU (as defined in Section
1.04) over the previous calendar year.

     1.19 "Income Taxes" means all Federal, state and local income or employment taxes which may be imposed upon a Participant by reason of participation in the Plan, including by reason of any distribution of retirement benefits or Gross-Up Payments provided under the Plan.

     1.20 "Income Amount" means that amount which is currently includable under the Code (or applicable State or local tax law) in gross income during any Plan Year by reason of the participation of the Participant in the Plan or any distributions of retirement benefits under the Plan (not including any Gross-Up Payments).

     1.21 "Late Retirement Date" means the first day of the calendar month coinciding with or next following the date on which a Participant incurs a Termination of Employment after his Normal Retirement Date.

     1.22 "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the date on which a Participant attains age 65.

     1.23 "Participant" means an Employee who has been selected to participate in the Plan as provided in Article II and who has any accrued retirement benefits under the Plan which have not been distributed in full to him (or his Beneficiary).

     1.24 "Plan" means the plan set forth herein as modified or amended from time to time.

     1.25 "Plan Administrator" means the person serving from time to time as the Treasurer of the Company, or if no person is so serving at the time of reference, then the Company.

     1.26 "Plan Year" means a calendar year.

     1.27 "Prior Plan" means the Retirement Plan of Alleghany Corporation in effect on December 31, 1988 and any plan designated therein as a "Prior Plan."

     1.28 "Prior Plan Accrued Benefit" means that benefit payable annually in the form of a straight life annuity, commencing at age 65, to a Participant by reason of an accrued benefit under the Prior Plan in an amount set forth opposite his name on Exhibit II attached hereto.


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     1.29 "Termination of Employment" means, and an Employee shall be treated as having incurred, a termination of employment as of the first date on which he is no longer in the employ of the Company or any other Component Member or on the date he ceases for any reason to be an officer of the Company, as provided in the By-Laws of the Company. A Participant who becomes Totally Disabled shall be treated as having incurred a Termination of Employment on the earliest of the date on which he ceases to be Totally Disabled, his Normal Retirement Date or the date of his death.

     1.30 "Totally Disabled" means a physical and/or mental incapacity of such condition that it qualifies an individual (after the waiting period required thereunder) for benefits under the Alleghany Corporation Group Long-Term Disability Plan, as in effect from time to time.

                                   ARTICLE II
                                  PARTICIPATION

     2.01 Participation. Each Employee who has been elected by the Board to the position of an officer of the Company, as provided in the By-Laws of the Company and who is designated by the Board to participate in the Plan shall become a Participant effective on the later of the date he completes his first Hour of Service or the date specified by the Board.

     2.02 Re-Employment of Former Participant. If a Participant who incurred a Termination of Employment shall again become an Employee and he is again designated by the Board to participate in the Plan, such Employee shall again become a Participant, effective on the later of the date he completes his first Hour of Service following his re-employment or the date specified by the Board. A former Participant who again becomes an Employee, but is not designated by the Board to participate in the Plan, shall not again become a Participant and his Benefit Accrual Service and Compensation during his subsequent period of employment shall be disregarded in calculating his benefits under this Plan.

                                  ARTICLE III
                                     VESTING

     3.01 Vesting at Age 55. A Participant's right to his retirement benefit as determined pursuant to Article V shall be nonforfeitable upon his attainment of age 55 while he is employed by a Component Member.

     3.02 Vesting before Age 55. A Participant who has not attained age 55 has a nonforfeitable right to 100 percent of his retirement benefit as determined pursuant to Article V when he has completed 5 Years of Vesting Service, provided, however, that:

          (a) Such benefit shall be forfeited (except as provided in Article VI) in the event of his death; and


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          (b) Payment of such benefit may be suspended for such period as the
     Employee is employed, subsequent to commencement of payment thereof, by a Component Member.

     3.03 Year of Vesting Service. For purposes of this Article III, a Year of Vesting Service means each Plan Year (whether before or after the Effective
Date) during which the Employee has completed 1,000 Hours of Service. Years of Vesting Service shall be based only upon an Employee's most recent period of continuous employment with Component Members.

     3.04 Termination before Vesting. A Participant who terminates his employment with a Component Member prior to age 55 and before he has completed 5 Years of Vesting Service shall not be entitled to any benefits under this Plan unless he is thereafter re-employed by a Component Member.

     3.05 Special Grants of Vesting Service. The Board by resolution may grant Vesting Service to a Participant for such period prior to the Employee's current employment with a Component Member as the Board shall determine, which grant for such period shall be set forth opposite his name on Exhibit III attached hereto.

                                   ARTICLE IV
                               ACCRUAL OF BENEFITS

     4.01 Service Required for Benefits. The amount of any retirement benefit payable to a Participant or former Participant following his Termination of Employment shall be based on his Benefit Accrual Service and his Average Salary.

     4.02 Benefit Accrual Service. Benefit Accrual Service shall be determined as follows:

          (a) For Plan Years beginning prior to the Effective Date, a Participant shall be credited with that period of Benefit Accrual Service which is opposite his name as set forth on Exhibit II attached hereto;

          (b) For any Plan Year beginning on or after the Effective Date, a Participant shall be credited with one year of Benefit Accrual Service if he has 1,000 Hours of Service with the Company for that year, including any such hours occurring after his Normal Retirement Date. If a Participant was not vested in any of his retirement benefits under the Plan at the time of his Termination of Employment, then if he again becomes an Employee, his Benefit Accrual Service shall be based only upon his most recent period of continuous employment with the Company.

     4.03 Special Grants of Benefit Accrual Service. The Board by resolution may grant Benefit Accrual Service to a Participant for such period prior to the Participant's current employment with a Component Member as the Board shall determine, which grant for such period shall be set forth opposite his name on
Exhibit III attached hereto.


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                                   ARTICLE V
                               RETIREMENT BENEFITS

     5.01 Retirement Benefit at Normal Retirement Date. The annual retirement benefit of a Participant, in the form of an annuity for his life payable monthly beginning on his Normal Retirement Date, shall equal the difference between:

          (a) the product of (i) 52.7625% of the Participant's Average Salary reduced by 33.5% of the amount the Participant would receive as a primary benefit under the Social Security Act as in effect on the date of calculation if he continued to work until his Normal Retirement Date with wages, for purposes of that Act, equal to his most recent rate of Base Compensation; times (ii) a fraction, not greater than one, the numerator of which is the number of his years of Benefit Accrual Service and the denominator of which is 15; and

          (b) 67% of his Prior Plan Accrued Benefit.

     5.02 Retirement Benefit at Late Retirement Date.

     The annual retirement benefit of a Participant who terminates employment with a Component Member after his Normal Retirement Date, in the form of an annuity for his life payable monthly beginning on his Late Retirement Date, shall be equal to the annual benefit determined in accordance with the formula in Section 5.01 based on the Participant's Prior Plan Accrued Benefit calculated at his Normal Retirement Date and his years of Benefit Accrual Service, Social Security benefit and Average Salary calculated as of his Late Retirement Date, then increased by the percentage which the annuity factor derived from the actuarial assumptions set forth in Section 1 in Exhibit I at age 65 is of the annuity factor derived from such actuarial assumptions at his age at his Late Retirement Date; provided, however, that for any Participant who had attained his Normal Retirement Date on or before March 31, 1995, his retirement benefit as of his Late Retirement Date shall equal the product of: (a) the Actuarial Equivalent, determined at the earlier of (i) March 31, 1995 or (ii) his Late Retirement Date, of the benefit determined in accordance with the formula in
Section 5.01 (a) on the Effective Date, minus 67% of the Actuarial Equivalent of his Prior Plan Accrued Benefit payable at the earlier of (i) March 31, 1995 or
(ii) his Late Retirement Date, times (b) the percentage which the annuity factor derived from the actuarial assumptions set forth in Section 1 in Exhibit I based upon his age on March 31, 1995, bears to the annuity factor so derived at his age at his Late Retirement Date.

     5.03 Retirement Benefit before Normal Retirement Date. The annual retirement benefit of a Participant who terminated his employment with a right to a nonforfeitable retirement benefit and who has attained age 55, in the form of an annuity for his life payable monthly beginning on his Early Retirement Date, shall be the Actuarial Equivalent of the annual benefit determined under
Section 5.01.

     5.04 Social Security Calculations and Reduction. With respect to a Participant (or Beneficiary) who is receiving a benefit under the Plan or a Participant who has a Termination of Employment with a vested right to such a benefit, such benefit shall not be reduced by any


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increase in the level of benefits payable under Title II of the Social Security
Act or in the wage base under Title 11 of the Social Security Act which occurs subsequent to the commencement of benefit payments or Termination of Employment.

     For purposes of all calculations of Social Security benefits under the Plan, all earnings with Component Members shall be included and the Participant's earnings in calendar years preceding the earliest complete calendar year of employment with Component Members shall be deemed to reflect a progression equivalent to that used for indexing earnings under the provisions of the Social Security Act.

     5.05 Reduction for Prior Distributions. In the case of any Participant identified on Exhibit IV who received a prior distribution on account of all or any part of the Participant's then accrued retirement benefits under the Plan pursuant to Section 6.14, the retirement benefits calculated under Section 5.01,
5.02 or 5.03, as the case maybe, and subsequently payable to such Participant shall be reduced.

     In the case of a Participant identified on Exhibit IV as having received a lump sum distribution, the annual retirement benefit determined under Section 5.01, 5.02 or 5.03, as the case maybe, of the Participant shall be reduced (but not below zero) by the Actuarial Equivalent of the annual annuity which would be payable monthly for the Participant's life beginning on his Early, Normal or Late Retirement Date, as the case may be, based upon (i) the lump sum amount identified in Exhibit IV increased by (ii) the Interest Accumulation Factor in
Exhibit I from September 15, 2004 until the Participant's Early, Normal or Late Retirement Date, as the case may be. In the case of a Participant identified on
Exhibit IV as having received a distribution of an annuity contract, the annual retirement benefit determined under Section 5.01, 5.02 or 5.03, as the case may be, of the Participant shall be reduced (but not below zero) by (i) the amount of the annual annuity that would be payable monthly to the Participant for his life only identified in Exhibit IV plus (ii) the Actuarial Equivalent of the annual amount of the annuity that would be payable monthly to the Participant for his life beginning on his Early, Normal or Late Retirement Date, as the case may be, based upon the sum of the monthly life annuity payments received by the Participant under the annuity contract from October 1, 2004 until the Participant's Early, Normal or Late Retirement Date, as the case may be.

                                   ARTICLE VI
                          FORMS OF RETIREMENT BENEFITS

     6.01 Calculation of Amount of Benefit Payments. All forms of retirement benefit distribution under this Article VI shall be the Actuarial Equivalent of the actual retirement benefit payable, in the form of an annuity for the Participant's life.

     6.02 Automatic Forms of Benefit.

          (a) Unless he shall elect to the contrary, a Participant who is married on the first day on which an amount is payable in accordance with
     Section 6.11 (the "Annuity Starting Date") shall receive a retirement benefit for his life payable monthly with a survivor annuity payable for the life of his spouse to whom he was married on the


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     Annuity Starting Date which is equal to 50% of the benefit payable during the Participant's life.

          (b) Unless he shall elect to the contrary, a Participant who is not married on the Annuity Starting Date shall receive for his life the retirement benefit as provided in Section 5.01, 5.02, or 5.03, as the case may be.

     6.03 Retirement Death Benefit for Spouse.

          (a) Prior to Normal Retirement Date. If a Participant (i) has a nonforfeitable retirement benefit under Article III, (ii) dies before the earlier of (x) his Annuity Starting Date and (y) his Normal Retirement Date, and (iii) has a surviving spouse, then his surviving spouse shall receive a Pre-Normal Retirement Survivor Annuity (as defined below).

     For purposes of this Article, a Pre-Normal Retirement Survivor Annuity shall mean an annuity for the life of the surviving spouse of the Participant where the amount of the retirement benefit to the surviving spouse shall be the same as the amount of the retirement benefit that would have been paid to the spouse under Section 6.02(a) if

               (i) in the case of a Participant who dies after attaining age 55, the Participant had retired with an immediate joint and 50% survivor annuity on the day before his or her death; or

               (ii) in the case of a Participant who dies on or before attaining age 55, the Participant had separated from service on the date of his or her death, survived until age 55, and retired at that time with a joint and 50% survivor annuity as determined under Section 6.02(a).

          (b) After Normal Retirement Date. If a Participant (i) dies after attaining his Normal Retirement Date and (ii) has a surviving spouse, then his surviving spouse shall receive a Post-Normal Retirement Survivor Annuity (as defined below).

     For purposes of this Article, a Post-Normal Retirement Survivor Annuity shall mean an annuity for the life of the surviving spouse of the Participant where the amount of the retirement benefit to the surviving spouse shall be the same as the amount of the retirement benefit that would have been paid to the spouse under Section 6.06 if the Participant had retired with an immediate joint and 100% survivor annuity on the day before his or her death.

     6.04 Single Life Option.  In lieu of the form of benefit provided for by
Section 6.02(a), a married Participant may elect to receive the single life option, under which the Participant's retirement benefit shall consist of monthly payments which shall continue for as long as the Participant lives after retirement.

     6.05 Period Certain Option.  In lieu of the form of benefit provided for by
Section 6.02, a Participant may elect to receive the period certain option, under which the Participant shall


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receive a retirement benefit payable in equal monthly installments during his lifetime and ending with the payment due on the first day of the month in which the Participant's death occurs, but with the provision that not less than 120 monthly installments shall be made to him or to his Beneficiary or alternate Beneficiary. If such Participant and Beneficiaries all die before the 120 monthly payments have been made, the commuted value of the balance shall be paid in a lump sum to the estate of the last to survive of the Participant and his Beneficiaries.

     6.06 Joint and Survivor Option. In lieu of the form of benefit provided for by Section 6.02, a Participant who so elects shall receive a monthly retirement benefit for his life with a survivor annuity for the life of his Beneficiary which is equal to 50% or 100% of the monthly benefit for the Participant's life.

     6.07 Lump Sum Option.  In lieu of the form of benefit provided for by
Section 6.02, a Participant who so elects shall receive a lump sum distribution of the retirement benefit to which he would be entitled.

     6.08 Cash-out of Benefits.

          (a) If a Participant ceases to be an Employee prior to his Early Retirement Date and has a nonforfeitable right to his retirement benefit under Article III, such Participant may elect under this Section 6.08 to receive, in lieu of the periodic benefit payments as provided in this
     Article VI commencing at his Early or Normal Retirement Date, a lump sum which is the Actuarial Equivalent of the retirement benefit to which he would become entitled at age 65.

          (b) A former Participant who has received a lump sum payment under
     Section 6.08 or Section 6.12 (but not Section 6.14) and later becomes re-employed by the Company and becomes a Participant again, upon his subsequent retirement shall be entitled to a benefit based on the total amount of his Benefit Accrual Service and his Average Salary at the time he again terminates his employment with Component Members but reduced by the then Actuarial Equivalent of the lump sum previously distributed to him.

     6.09 Elections. All elections under this Article VI (other than an election made pursuant to Section 6.14), including but not limited to, any election made under Section 6.08, must be made by the later of (i) September 30, 2004 or (ii) the date that is thirty (30) days after the date the individual is designated by the Board to participate in the Plan or becomes a Participant, whichever is later. A Participant may make a new election (which shall revoke all prior elections), but no such new election shall be given effect (and, instead such prior election shall be given effect) unless such new election is filed with the Plan Administrator more than one (1) year prior to the earlier to occur of (i) the commencement date of the payment of the Participant's retirement benefit under the prior election or (ii) the commencement date of the payment of the Participant's retirement benefit under the new election. Each election shall be in writing on a form provided by the Plan Administrator, and shall specify the form of benefit the


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Participant elects and the commencement date of the payment of such benefit.
There shall be no limit on the number of times a Participant may make or revoke an election.

     6.10 Death Benefits. No benefits shall be payable under the Plan after death unless specifically provided for in the Plan.

     6.11 Commencement of Benefits. Payment of a Participant's retirement benefit shall commence on the date that the Participant elects, but in no event may such date precede the date of the Participant's Termination of Employment . In the absence of a Participant's effective election, payment of a Participant's retirement benefit shall commence on the later of (x) the first day of the calendar month coinciding with or next following the date the Participant has a Termination of Employment or (y) the date the Participant attains his Normal Retirement Date.

     In the case of a Participant who dies before his Annuity Starting Date and who has a surviving spouse who is entitled to receive a Pre- or Post-Normal Retirement Survivor Annuity, such Pre- or Post-Normal Retirement Survivor Annuity shall commence (unless the Participant had elected prior to his death or his surviving spouse elects otherwise after his death pursuant to Section 6.09, applied as if the surviving spouse were the Participant), in the case of a Participant who dies after attaining age 55, as of the first day of the month coinciding with or next following the Participant's death, or, in the case of a Participant who dies on or before attaining age 55, the first day of the month coinciding with or next following the date the Participant would have attained age 55.

     6.12 Small Benefits. If any monthly payment that would otherwise be made to any person under the Plan is less than $1,000, then, if the Plan Administrator shall so direct, the aggregate of the amounts which shall be paid to such person in any year shall be paid in quarterly, semiannual or annual installments. If the present value of the nonforfeitable retirement benefit of any Participant on the date of his Termination of Employment or the Survivor Annuity payable to the surviving spouse of a Participant on the date of his death, in either case, does not exceed $50,000, then an amount equal to such present value shall be paid to him in a lump sum in lieu of any benefits to which he may be entitled to under Article V.

     6.13 Termination of Benefit. If the period of any retirement benefit is measured by the life of an individual, the last payment shall be the last payment due prior to the death of the individual.

     6.14 Special In-Service Distributions.  Each Participant identified on
Exhibit IV shall have the right to elect to receive in respect of all or part of such Participant's then accrued benefit under the Plan the lump sum amount identified in Exhibit IV identified opposite such Participant's name or an annuity contract issued by an insurance company based upon the amount of the immediate pay annual annuity that would be payable monthly to the Participant for his life only identified in Exhibit IV opposite such Participant's name; provided, that if such Participant is married, his spouse consents to the form and time of such payment. A Participant's election to receive such distribution shall be in such form, and contain such provisions, as the Plan Administrator shall prescribe.


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     6.15 Method of Payment.  The Plan Administrator shall, in its sole discretion, decide whether retirement benefits payable other than as a lump sum are to be paid directly by the Company or by means of annuity contracts purchased from one or more insurance companies. Such decision may be different as between different Participants.

                                  ARTICLE VII
                                GROSS-UP PAYMENTS

     7.01 Gross-Up Payment. The retirement benefits payable under the Plan are intended to represent a net-after tax amount. Therefore, at the time of each distribution to a Participant of retirement benefits under the Plan, there shall also be distributed to such Participant an amount equal to the sum necessary to reimburse the Participant for the entire amount of Income Taxes incurred in respect of the inclusion in the Participant's gross income for such Plan Year of
(i) the Income Amount and (ii) the Gross-Up Payment.

     In addition, if a Participant receives his benefits in the form of an annuity contract issued by an insurance company and if the number of annuity payments received by the Participant exceeds the number of payments taken into account in calculating his Applicable Exclusion Ratio, then thereafter there shall also be distributed each Plan Year to such Participant an amount equal to the sum necessary to reimburse the Participant for the entire amount of Income Taxes incurred in respect of the inclusion in the Participant's gross income of
(i) the amount of the annuity payments thereafter received in such Plan Year times such Applicable Exclusion Ratio plus (ii) the Gross-Up Payment.

     7.02 Calculation of Gross-Up Payment. In calculating the amount of any Gross-Up Payments to a Participant, the Plan Administrator shall assume that the Federal income tax rate applicable to such Participant is the highest marginal rate specified in Section 1(a) of the Code that would apply to such Participant if his compensation income from the Company (without giving regard to any deferred compensation arrangement) and any distribution of retirement benefits from the Plan ("Alleghany Income") were his only source of income. The Plan Administrator shall further assume that any Participant who is subject to state or local income tax in respect of his Alleghany Income is taxable at the highest marginal rate that would apply if his Alleghany Income were his only source of income in each such state or local jurisdiction in which he is taxable for such year on his Alleghany Income; provided that the Plan Administrator shall give effect to any Federal income tax deductions available with respect to such state and local income taxes. In determining the amount of any employment taxes, the Plan Administrator shall take into account the actual state of facts which exists with respect to such Participant's Alleghany Income. The sum of the federal tax rate, the tax-effected state and local income tax rates and the appropriate rate of employment taxes shall be known as the "Blended Tax Rate". Notwithstanding the foregoing provisions of this Section 7.02, if a Participant demonstrates to the satisfaction of the Plan Administrator (by providing a copy of such Participant's income tax return or otherwise) that his actual Blended Tax Rate differs from the Blended Tax Rate determined by the Plan Administrator, the Plan Administrator shall base the computation of the Gross-Up Payment on the actual Blended Tax Rate established by the Participant.

     7.03 Form and Payment. Gross-Up Payments pursuant to this Article VII shall be made by depositing the same for the benefit of the Participant with the appropriate tax authorities.

     7.04 Gross-Up Payments to Surviving Spouses and Beneficiaries. If any Income Amount shall be includable in the gross income of any surviving spouse or Beneficiary following the death of a Participant, then such surviving spouse or Beneficiary also shall be entitled to receive Gross-Up Payments in accordance with the provisions of Section 7.01 to the same extent that Gross-Up Payments would have been made to the Participant.

                                  ARTICLE VIII
                                    PAYMENTS

     8.01 Company Payments. The Company agrees as a contractual obligation with the Participants to pay the retirement and other benefits specified in the Plan, including without limitation, the Gross-Up Payments provided in Article VII.

                                   ARTICLE IX
                               PLAN ADMINISTRATION

     9.01 Plan Administrator Records. The Plan Administrator shall keep or cause to be kept all data, records and documents relating to the administration of the Plan.

     9.02 Employment of Experts. The Plan Administrator may employ or engage such independent actuary, accountant, counsel, other experts or persons as either may deem necessary in connection with discharging their duties under the Plan.

     9.03 Payment of Expenses. All expenses incurred in connection with the administration of the Plan, including, but not limited to, the compensation of any actuary, accountant, counsel, other experts or persons who shall be employed by the Plan Administrator in connection with the administration of the Plan shall be paid by the Company.

     9.04 Indemnification of Plan Administrator. The Company shall indemnify and hold harmless to the fullest extent permitted by law the Plan Administrator and any Employee of the Company to whom Plan responsibilities are delegated by the Plan Administrator from and against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) incurred by or asserted against him by reason of his occupying or having occupied positions in connection with the Plan, except that no indemnification shall be provided if the Plan Administrator or any Employee personally profited from any act or transaction in respect of which indemnification is sought.

     9.05 Binding Action. To the fullest extent permitted by law, all actions taken and decisions made by the Plan Administrator shall be final, conclusive and binding on all persons having any interest in the Plan or in any benefits payable thereunder.

                                   ARTICLE X
                     POWERS AND DUTIES OF PLAN ADMINISTRATOR

     10.01 Administration Powers. The Plan Administrator shall have the power to take all action and to make all decisions necessary or proper in order to carry out his duties and responsibilities under the provisions of the Plan, including without limitation, the following:

          (a) To make and enforce such rules and regulations as he shall deem necessary or proper for the efficient administration of the Plan;

          (b) To interpret the Plan and its regulations; and

          (c) To delegate to one or more persons the authority to administer the Plan, with such duties, powers and authority relative to the administration of the Plan as the Plan Administrator shall determine, and in so doing to limit his own duties and responsibilities to the extent specified in such appointment.

     The Plan Administrator shall report to the Compensation Committee of the Board each year concerning the administration and operation of the Plan.

     10.02 Plan Administrator-Claims Review Authority and Procedures. Any claim for benefits or other payments under the Plan shall be determined in accordance with the procedure set forth below. A claim for benefits or other payments may be filed by a Participant, the surviving spouse of a Participant, a Beneficiary of a Participant or the authorized representative of such Participant, surviving spouse or Beneficiary (the "claimant").

          (a) Initial Claim Determination. Any claim for benefits or other payments under the Plan shall be made by filing a written statement of such claim with the person or persons designated by the Plan Administrator to process and make initial determinations as to such claims. In the event such claim is denied in whole or in part, such person or persons shall notify the claimant of the denial within 90 days after the date on which the claim was filed. However, if the Plan Administrator determines that special circumstances require an extension of time for deciding the claim, the Plan Administrator shall furnish written notice of the extension to the claimant prior to the expiration of such 90-day period. This notice shall indicate the special circumstances requiring the extension, and the date by which the Plan expects to render the determination on the claim. If an extension is taken, and if the claim is denied in whole or in part, the person or persons who processed and denied the claim shall notify the claimant of the denial within 180 days after the date on which the claim was filed.

          (b) Initial Notification of Claim Denial. Any notification of a whole or partial denial of a claim shall be in writing. Such notification shall set forth, in a manner calculated to be understood by the claimant:

               (i) the specific reason or reasons for the denial;

               (ii) reference to the specific provisions of the Plan on which the denial was based;

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               (iv) an explanation of the review procedure under subsection (c), including a description of the time limits applicable to such procedure and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse determination of the claim on review.

          (c) Review Procedure. A claimant whose claim is denied in whole or in part under subsection (a) shall be entitled to have such denial reviewed by the Plan Administrator, by filing a written request for such review with the Plan Administrator within 60 days after his receipt of the notification of the claim denial under subsection (b). The claimant may request and shall be provided, free of charge, reasonable access to, and copies of, all documents, records and other information which is relevant to the claim, and which is in the possession of the Plan Administrator or the Company. The claimant may provide comments, documents, records and other information relating to the claim to the Plan Administrator to consider when reviewing the claim. Upon receipt of a request for a review of a denied claim, the Plan Administrator shall make a full and fair review of the claim. Such review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether the same was submitted or considered in the initial claim determination.

          (d) Decision on Review. The Plan Administrator shall make a decision with respect to such claim, and shall notify the claimant of its decision, within 60 days after its receipt of the claimant's written request for review. However, if the Plan Administrator determines that special circumstances, such as the need to hold a hearing, require an extension of time for deciding the claim, the Plan Administrator shall provide a written notice of the extension to the claimant prior to the expiration of such 60-day period. This notice shall indicate the special circumstances requiring the extension, and the date by which the Plan expects to render the determination on review. If an extension is taken, the Plan Administrator shall notify the claimant of its decision on the claim within 120 days after the date on which the request to review the denial of the claim was filed. However, if the Plan Administrator determines that an extension is needed because the claimant must submit additional information in order for the Plan Administrator to make its determination on the claim, and the Plan Administrator requests such additional information from the claimant in the notification of extension, then the 120-day period for making the determination on review shall be tolled for the period which starts on the date on which such notification is sent to the claimant, and which ends on the date on which the claimant provides such additional information to the Plan Administrator.

          (e) Notification of Decision on Review. The notification of the Plan Administrator's decision on review shall be in writing. If the claim is denied, the notification shall set forth, in a manner calculated to be understood by the claimant:

               (i) the specific reason or reasons for the claim denial;

               (ii) reference to the specific Plan provisions on which the claim denial was based;

               (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which is relevant to the claim, and which is in the possession of the Plan Administrator or the Company; and

               (iv) a statement of the claimant's right to bring an action with respect to the matter raised in the claim under Section 502(a) of ERISA.

     The Plan Administrator shall provide the claimant with reasonable access to, and copies of, any documents, records and other information which the claimant is entitled to receive, as indicated in the notification.

     10.03 Conflicts of Interest. No person who is an Employee of the Company and who is the Plan Administrator shall participate in the resolution of any question which relates directly or indirectly to him and which, if applied to him, would significantly vary his eligibility for, or the amount of, any benefit payable to him. In cases involving the disqualification under this Section 9.03 of the Plan Administrator, the questions at issue shall be certified to the Board for resolution.

                                   ARTICLE XI
                      LIMITATION OF RIGHTS AND OBLIGATIONS

     11.01 Plan is Voluntary. Although it is the intention of the Company that the Plan shall be continued, the Plan is entirely voluntary on the part of the Company and the Plan's continuance is not a contractual obligation of the Company. Notwithstanding any termination of the Plan by the Company, the Company agrees as a contractual obligation with the Participants to pay all amounts as shall be necessary to provide the retirement benefits payable and the Gross-Up Payments payable in respect of such retirement benefits under the Plan as of the date of any such termination of the Plan.

     11.02 Creation of Certain Employment Rights. The Plan shall be deemed to constitute a contract between the Company and each Participant and is consideration or inducement for the employment of the Participant by the Company. Notwithstanding the foregoing, nothing contained in the Plan shall be deemed (a) to give any person the right to be retained in the service of the Company or (b) to interfere with the right of the Company to discharge any person at any time without regard to the effect which such discharge shall have upon his rights or potential rights, if any, under the Plan.

     11.03 Distributions Only from the Company. Each Participant and any other person who shall claim any rights under the Plan shall be entitled to look only to the Company for any payment or benefit, and no member of the Board, officer or employee of the Company shall be liable in any manner if the Company shall fail to meet its obligations hereunder.

                                  ARTICLE XII
                            AMENDMENT AND TERMINATION

     12.01 Amendment. The Board may, at any time, or from time to time, whether upon termination or otherwise, modify or amend the Plan in any manner, whether prospectively or retroactively, in whole or in part, provided, however, that no amendment may reduce the accrued benefit of any Participant or other person or eliminate or modify the obligations of the Company under Section 11.01 hereof.

     12.02 Termination. The Board may at any time terminate the Plan, in whole or part, except that the Company's obligation under Section 11.01 hereof shall survive such termination.

     12.03 Payment of Benefits upon Termination. Upon termination of the Plan, benefits may be paid directly by the Company or by means of insurance and/or annuity contracts purchased from one or more insurance companies either (a) by payment of the benefits when and as called for under the Plan until such time as all benefits are paid, or (b) by distribution of the Actuarial Equivalent (calculated in accordance with Article VI) of the accrued retirement benefits of each Participant, in cash in one lump sum or (c) by the purchase of annuity contracts of such type as the Plan Administrator shall determine.

                                  ARTICLE XIII
                            LIMITATION OF ASSIGNMENT

     13.01 Spendthrift Provision. In order that the benefits hereunder shall be fully protected against claims of all sorts, direct or otherwise, none of the benefits provided hereunder to any person shall be assignable or transferable voluntarily, nor shall they be subject to the claims of any creditor whatsoever, nor subject to attachment, garnishment or other legal process by any creditor or to the jurisdiction of any bankruptcy court or any insolvency proceedings by operation of law, or otherwise, and no person shall have any right to alienate, anticipate, pledge, commute, or encumber any of such benefits voluntarily or involuntarily.

     13.02 Incompetence of Participant or Beneficiary. If the Plan Administrator receives evidence satisfactory to him that a person entitled to receive any payment under the Plan is legally incompetent to receive such payment and to give valid release therefor, such payment may be made to the guardian, committee, or other representative of such person duly appointed by a court of competent jurisdiction. If a person or institution other than a guardian, committee, or other representative of such person who has been duly appointed by a court of competent jurisdiction is then maintaining or has custody of such incompetent person, the payment may be made to such other person or institution and the release of such other person or institution shall be valid and complete discharge for the payment.

                                  ARTICLE XIV
                                  MISCELLANEOUS

     14.01 Governing Laws. This Plan and all provisions thereof shall be construed and administered according to the laws of the State of New York without giving effect to the principle of conflicts of law thereof.

     14.02 Necessary Parties. The Company, the Plan and the Plan Administrator shall be the only necessary parties in any litigation involving the Plan, unless otherwise required by law.

     14.03 Name. The name of this Plan is the "Alleghany Corporation Retirement Plan."

     14.04 Titles and Heading not to Control. The titles to the Articles and the headings of Sections in the Plan are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather that such titles or headings, shall control.

     14.05 Gender and Person. The masculine pronoun shall include the feminine, the feminine pronoun shall include the masculine and the singular shall include the plural wherever the context so requires.

     14.06 Elections and Payment. All payments of benefits under the Plan shall commence as of the dates herein set forth; provided, however, that if any payment shall be conditioned upon an election of a Participant as to time, or the amount of such payment is dependent upon the election of a Participant as to the form of his benefit or cannot be determined until the receipt of information or additional information from the Participant, his surviving spouse or Beneficiary, the Plan Administrator may defer commencement of the payment of such benefit for 90 days from the receipt of such election or information. Notwithstanding any such delay in the commencement of the payment of benefits, such Participant, surviving spouse or Beneficiary shall receive all such amounts to which he is entitled, including any amounts the payment of which is permitted to be delayed hereunder.

                      ALLEGHANY CORPORATION RETIREMENT PLAN

                                    EXHIBIT I

             Actuarial Equivalents and Interest Accumulation Factor

1.   For all purposes of Section 5.02:

          UP --1984 Mortality Table
          7.75% Interest Rate

2.   For purposes of Section 5.03 (early retirement reduction factors):

          0.25% per month for each month that the date as of which benefit payments commence precedes age 65.

3.   For all purposes of Article VI:

     Based on the unisex annuity purchase rates from a qualified insurance company, in effect on the date of determination. In no event shall any lump sum calculated in accordance with the preceding sentence be less than the lump sum determined by using (i) the mortality table prescribed in Section 417(e)(3)(A)(ii)(I) of the Code and (ii) the interest rate prescribed by the Internal Revenue Service under Section 417(e)(3)(A)(ii)(II) of the Code for the month of December immediately preceding the Plan Year in which such determination is being made. The Plan Administrator may employ, in his sole discretion, reasonable approximations in lieu of obtaining actual unisex annuity purchase rates. Such approximations shall be based on the recommendations provided to the Plan Administrator by a qualified third party such as an insurance broker or pension actuary.

4.   Interest Accumulation Factors

     If the period from September 15, 2004, to the date of the Participant's Normal Retirement Date is 12 years or less, then 3.55%.

     If the period from September 15, 2004, to the date of the Participant's Normal Retirement Date is more than 12 years, then 4.14%.

                      ALLEGHANY CORPORATION RETIREMENT PLAN

                                   EXHIBIT II

              Benefit Actual Service and Prior Plan Accrued Benefit

                       Benefit Accrual       Prior Plan Accrued Benefit Monthly
      Name          Service at 12/31/88   Life Annuity Benefit Payable At Age 65
      ----          -------------------   --------------------------------------
Burns, John                  20.75                      $7,835.25
Cuming, David                12.0                        4,512.70
Sismondo, Peter               1.0                          175.41

                      ALLEGHANY CORPORATION RETIREMENT PLAN

                                   EXHIBIT III

          Special Grants of Vesting Service and Benefit Accrual Service

                                   Years of Additional
     Name                            Vesting Service     Benefit Accrual Service
     ----                          -------------------   -----------------------
Hart, Robert M.                             5                      5

                      ALLEGHANY CORPORATION RETIREMENT PLAN

                                   EXHIBIT IV

                       Accrued Benefits Paid As A Lump Sum

Name
----
Chapman, Benson                   $1,045,685
Hart, Robert                       3,270,903

                   Accrued Benefits Paid As Annuity Contracts

                                  Amount of Annual Annuity
                                    Payable Monthly for
                                  Participant's Life Only
                                  (amount is payable as of
                                    the first day of the
                                  month following the date
                                  the participant attains
Name                                      age 55)
----                              ------------------------
Sismondo, Peter                            $86,636

                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   1.01 "Actuarial Equivalent"...........................................     1
   1.02 "Applicable Exclusion Ratio".....................................     1
   1.03 "Average Salary".................................................     1
   1.04 "Base Compensation"..............................................     1
   1.05 "Beneficiary"....................................................     2
   1.06 "Benefit Accrual Service"........................................     2
   1.07 "Board"..........................................................     2
   1.08 "Code"...........................................................     2
   1.09 "Company"........................................................     2
   1.10 "Component Members"..............................................     2
   1.11 "Early Retirement Date"..........................................     2
   1.12 "Effective Date".................................................     2
   1.13 "Employee".......................................................     3
   1.14 "Employment Commencement Date"...................................     3
   1.15 "ERISA"..........................................................     3
   1.16 "Gross-Up Payment"...............................................     3
   1.17 "Hour of Service"................................................     3
   1.18 "Incentive Compensation".........................................     3
   1.19 "Income Taxes"...................................................     4
   1.20 "Income Amount"..................................................     4
   1.21 "Late Retirement Date"...........................................     4
   1.22 "Normal Retirement Date".........................................     4
   1.23 "Participant"....................................................     4
   1.24 "Plan"...........................................................     4
   1.25 "Plan Administrator".............................................     4
   1.26 "Plan Year"......................................................     4
   1.27 "Prior Plan".....................................................     4
   1.28 "Prior Plan Accrued Benefit".....................................     4
   1.29 "Termination of Employment"......................................     5
   1.30 "Totally Disabled"...............................................     5
ARTICLE II PARTICIPATION.................................................     5
   2.01 Participation....................................................     5
   2.02 Re-Employment of Former Participant..............................     5
ARTICLE III VESTING......................................................     5
   3.01 Vesting at Age 55................................................     5
   3.02 Vesting before Age 55............................................     5
   3.03 Year of Vesting Service..........................................     6
   3.04 Termination before Vesting.......................................     6

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   3.05 Special Grants of Vesting Service................................     6
ARTICLE IV ACCRUAL OF BENEFITS...........................................     6
   4.01 Service Required for Benefits....................................     6
   4.02 Benefit Accrual Service..........................................     6
   4.03 Special Grants of Benefit Accrual Service........................     6
ARTICLE V RETIREMENT BENEFITS............................................     7
   5.01 Retirement Benefit at Normal Retirement Date.....................     7
   5.02 Retirement Benefit at Late Retirement Date.......................     7
   5.03 Retirement Benefit before Normal Retirement Date.................     7
   5.04 Social Security Calculations and Reduction.......................     7
   5.05 Reduction for Prior Distributions................................     8
ARTICLE VI FORMS OF RETIREMENT BENEFITS..................................     8
   6.01 Calculation of Amount of Benefit Payments........................     8
   6.02 Automatic Forms of Benefit.......................................     8
   6.03 Retirement Death Benefit for Spouse..............................     9
   6.04 Single Life Option...............................................     9
   6.05 Period Certain Option............................................     9
   6.06 Joint and Survivor Option........................................    10
   6.07 Lump Sum Option..................................................    10
   6.08 Cash-out of Benefits.............................................    10
   6.09 Elections........................................................    10
   6.10 Death Benefits...................................................    11
   6.11 Commencement of Benefits.........................................    11
   6.12 Small Benefits...................................................    11
   6.13 Termination of Benefit...........................................    11
   6.14 Special In-Service Distributions.................................    11
   6.15 Method of Payment................................................    12
ARTICLE VII GROSS-UP PAYMENTS............................................    12
   7.01 Gross-Up Payment.................................................    12
   7.02 Calculation of Gross-Up Payment..................................    12
   7.03 Form and Payment.................................................    13
   7.04 Gross-Up Payments to Surviving Spouses and Beneficiaries.........    13
ARTICLE VIII PAYMENTS....................................................    13
   8.01 Company Payments.................................................    13
ARTICLE IX PLAN ADMINISTRATION...........................................    13
   9.01 Plan Administrator Records.......................................    13
   9.02 Employment of Experts............................................    13
   9.03 Payment of Expenses..............................................    13
   9.04 Indemnification of Plan Administrator............................    13
   9.05 Binding Action...................................................    13

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
ARTICLE X POWERS AND DUTIES OF PLAN ADMINISTRATOR........................    14
   10.01 Administration Powers...........................................    14
   10.02 Plan Administrator-Claims Review Authority and Procedures.......    14
   10.03 Conflicts of Interest...........................................    16
ARTICLE XI LIMITATION OF RIGHTS AND OBLIGATIONS..........................    16
   11.01 Plan is Voluntary...............................................    16
   11.02 Creation of Certain Employment Rights...........................    16
   11.03 Distributions Only from the Company.............................    17
ARTICLE XII AMENDMENT AND TERMINATION....................................    17
   12.01 Amendment.......................................................    17
   12.02 Termination.....................................................    17
   12.03 Payment of Benefits upon Termination............................    17
ARTICLE XIII LIMITATION OF ASSIGNMENT....................................    17
   13.01 Spendthrift Provision...........................................    17
   13.02 Incompetence of Participant or Beneficiary......................    17
ARTICLE XIV MISCELLANEOUS................................................    18
   14.01 Governing Laws..................................................    18
   14.02 Necessary Parties...............................................    18
   14.03 Name............................................................    18
   14.04 Titles and Heading not to Control...............................    18
   14.05 Gender and Person...............................................    18
   14.06 Elections and Payment...........................................    18